                                                                     EXHIBIT 4.9

                                                                  CONFORMED COPY



                              AMENDMENT AGREEMENT
                               DECEMBER 10, 1996
                                 RELATING TO A



                           SHARE TRANSFER AGREEMENT
                               DATED 7 JUNE 1995



                                    BETWEEN



                        YORK INTERNATIONAL CORPORATION


                                      AND


                         NATIONAL WESTMINSTER BANK PLC



                                Clifford Chance
                                    London

THIS AMENDMENT AGREEMENT is made the 10th day of December 1996.

BETWEEN:

(1) YORK INTERNATIONAL CORPORATION ("YIC", which expression shall include its successors and assigns permitted under the Share Transfer Agreement (as defined below)), a corporation organised under the laws of Delaware, USA whose principal office and effective seat of management is at 631, South Richland Avenue, York, PA 17403, USA; and

(2) NATIONAL WESTMINSTER BANK PLC ("NWB" which expression shall include its successors and assigns permitted under the Share Transfer Agreement (as defined below)), a public limited company duly organised under the laws of England whose registered office is at 41 Lothbury, London EC2P 2BP.

WHEREAS

(A) York International Holding GmbH (registered number HRB 5518 Mannheim), a German limited company with its registered office at Gottlieb-Daimler-Strasse 6, 68165 Mannheim, Germany ("YIH GMBH") is a subsidiary of YIC with an issued share capital comprising the Ordinary Share, the Class A Preference Share and the Class B Preference Share;

(B) YIC is the registered owner of the Ordinary Share and the Class A Preference Share following the conversion of part of the Ordinary Share into the Class A Preference Share;

(C) By a share transfer agreement dated 7 June 1995 and made between YIC and NWB (the "SHARE TRANSFER AGREEMENT") YIC transferred to NWB the Class B Preference Share; and

(D) It has been agreed that the Share Transfer Agreement shall be amended on the terms and subject to the conditions hereof.

NOW IT IS HEREBY AGREED as follows:

1.   INTERPRETATION

1.1 Terms defined in the Share Transfer Agreement shall, unless otherwise defined herein, or unless the context otherwise requires, bear the same meaning when used in this Agreement.

1.2 In this Agreement, any reference to a "Clause" or "Schedule" shall, subject to any contrary indication, be construed as a reference to a Clause hereof or a Schedule hereto.

1.3  Clause and Schedule headings are for ease of reference only.

2.   AMENDMENTS TO THE SHARE TRANSFER AGREEMENT

     The parties hereto expressly agree that the Share Transfer Agreement shall, as at the date hereof, be amended so that it shall be read and construed for all purposes so as to include the amendments set out in the Schedule hereto and each of the parties hereto shall be bound by the terms and conditions thereof accordingly.

3.   CONTINUITY AND FURTHER ASSURANCE

3.1 The provisions of the Share Transfer Agreement shall, save as amended hereby, continue in full force and effect.

3.2 YIC shall, at its own expense, do all such acts and things and execute all such documents as shall reasonably be considered necessary or desirable to give full effect to the amendments effected or to be effected pursuant to this Agreement.

4.   COUNTERPARTS

     This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed and delivered, shall be an original but all the counterparts shall together constitute but one and the same instrument.

5.   LAW

     This Agreement shall be governed by and construed in accordance with English Law.

6.   JURISDICTION

     Clause 22 of the Share Transfer Agreement shall be imported into this Agreement save that, when read in the context of this Agreement, all references to "the Transaction Documents" shall be replaced by "this Agreement" and read accordingly.

7.   WAIVERS OF JURY TRIAL

     YIC and NWB hereby irrevocably and unconditionally waive trial by jury in any legal action or proceeding relating to this Agreement and for any counterclaim therein.

8.   COSTS AND EXPENSES

     YIC shall pay NWB on demand for all reasonable expenses incurred by NWB in connection with the negotiation, preparation, execution and delivery of this Agreement.


IN WITNESS whereof this Agreement has been entered into the day and year first above written.

                                   SCHEDULE
                  AMENDMENTS TO THE SHARE TRANSFER AGREEMENT


1.   CLAUSE 1.1 OF THE SHARE TRANSFER AGREEMENT (INTERPRETATION)

     1.1 The definition of Funded Debt shall be deleted and replaced by the following:

          ""FUNDED DEBT" means all Indebtedness of YIC and its Subsidiaries and all Guarantee Obligations of YIC and its Subsidiaries in respect of Indebtedness of persons other than YIC and its Subsidiaries Provided that, for the purposes of Clause 5.3(i)(b) Funded Debt shall not include letters of credit with a face amount not exceeding $35,000,000 in the aggregate, appropriate reserves for which have been provided in the books and records of YIC."

     1.2 Paragraph (d) of the definition of Indebtedness shall be deleted and replaced by the following:

          "(d) the portion of the cash purchase price related to the purchase of accounts receivable from such person (including, without limitation, in the case of YIC, the cash proceeds received from time to time from the sale of YIC's accounts receivable) that shall not have been recovered by the purchaser thereof and"

     1.3  The definition of "ACCOUNTS RECEIVABLE FINANCING" shall be deleted.

2.   CLAUSE 5 OF THE SHARE TRANSFER AGREEMENT (COVENANTS AND UNDERTAKINGS OF
     YIC)

     2.1  Clause 5.1(iii) shall be deleted and replaced by the following:

          "(iii)   PAYMENT OF OBLIGATIONS

          Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except (a) where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with US GAAP with respect thereto have been provided on the books of YIC or its Subsidiaries, as the case may be, or (b) where the failure to do so would not, in the aggregate, have a Material Adverse Effect."

     2.2 In Clause 5.3(ii)(c) the figure of "$50,000,000" shall be deleted and replaced by "$100,000,000".

     2.3 In Clause 5.3(iii) a new paragraph (j) shall be inserted, reading as follows:

          "(j) Encumbrances on not more than 20% of the voting stock of any Foreign Subsidiaries securing Indebtedness of YIC or any Foreign Subsidiaries in an aggregate amount at any one time outstanding for YIC and all Foreign Subsidiaries not to exceed 15% of Consolidated Net Worth".

     2.4 In Clause 5.3(iv) the following paragraphs (c) and (d) shall be added:

          "(c) any Subsidiary the then aggregate book value of the assets of which is less than $25,000,000 may do or undergo any of the fundamental changes subject to this Clause 5.3(iv); and

          (d) any wholly-owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets in connection with an investment in a joint venture permitted by Clause 5.3(v)(c)."

     2.5  Clause 5.3(v)(c) shall be deleted and replaced by:

          "(c) acquisitions of any business from any person (whether pursuant to an acquisition of stock, assets, a business unit or otherwise), investments in joint ventures to conduct any business and other equity investments in other persons, Provided that no such acquisition or investment shall be permitted if such business, joint venture or other person is engaged in a business other than a business of the same general type as now conducted by YIC and its Subsidiaries;

3.   SCHEDULE 6 OF THE SHARE TRANSFER AGREEMENT (COMPLIANCE CERTIFICATE)

     Schedule 6 shall be deleted and replaced by:

     "                           SCHEDULE 6

                            COMPLIANCE CERTIFICATE

     To:  National Westminster Bank Plc

     Re:  York International Corporation
          Share Transfer Agreement dated 7 June 1995

     Gentlemen:

     This Compliance Certificate is being delivered pursuant to Clause 5.1(ii)(a) and (b) of the Share Transfer Agreement dated 7 June 1995 (the "AGREEMENT") between York International Corporation ("YIC"), a Delaware corporation and National Westminster Bank Plc ("NWB") as amended by the
     amendment agreement dated [             ] 1996 made between YIC and NWB.
     Capitalised terms used herein without definition shall have the meanings assigned as such terms in Clause 1.1 of the Agreement.

     YIC hereby certifies, represents and warrants that as of ________________ (the "COMPUTATION DATE"):

     (a) Interest Coverage was __________:1, as computed on Attachment 1 hereto.

          The minimum Interest Coverage required pursuant to Clause 5.3(i)(a) of the Agreement on the Computation Date is 3:1.

     (b) The Funded Debt to capital was _________:1, as computed on Attachment 2 hereto.

          The maximum Funded Debt to Total Capital ratio permitted pursuant to Clause 5.3(i)(b) of the Agreement is 0.60:1.

     (c) The aggregate amount of Indebtedness for borrowed money of Subsidiaries other than Foreign Subsidiaries was $_______.

          The maximum aggregate amount of Indebtedness for borrowed money of Subsidiaries other than Foreign Subsidiaries permitted pursuant to Clause 5.3(ii)(c) of the Agreement is $100,000,000.

     (d)  No Structural Failure or Primary Event has occurred and is continuing.


     IN WITNESS WHEREOF, YIC has caused this Certificate to be executed and delivered by its duly authorised officer of this ______ day of ____________________, 19_____.

     YORK INTERNATIONAL CORPORATION

     By:     ______________

     Title:  ______________

                                                                    ATTACHMENT 1
                               INTEREST COVERAGE


=================================================================================================
                                                        PREVIOUS
                                                        APPLICABLE   CURRENT     TOTAL
1.              CONSOLIDATED EBIT                       QUARTERS     PERIOD      QUARTER
---------------------------------------------------------------------------------------------
                Consolidated Net Income                 $_________   $_________  $________

                Plus:  income taxes                     $_________   $_________  $________

                Plus:  consolidated interest expense                             $________
                                                        $_________   $_________

                SUBTOTAL:                                                        $________

                Less:  gains from the sale or other     $_________   $_________  $________
                disposition of assets (other than the
                sales of inventory in the ordinary
                course of business) and any other       $_________   $_________
                extraordinary or non-recurring gains

                TOTAL:                                                           $________


                                                        $_________   $_________
--------------------------------------------------------------------------------------------------
2.              CONSOLIDATED INTEREST EXPENSE
--------------------------------------------------------------------------------------------------
3.              Interest Coverage:                      _______:1    _______:1   _______:1
                (item 1 divided by item 2)
--------------------------------------------------------------------------------------------------
                Minimum Interest
                Coverage
                ----------------

                3.00

=================================================================================================

                                                                    ATTACHMENT 2

                         FUNDED DEBT TO TOTAL CAPITAL

                                                                            US$
1.   FUNDED DEBT

     CIBC Agented Revolver (July 21, 1995 Agreement)
     All other indebtedness for borrowed money, etc.
     Financing Leases
     Acceptances
     Receivable sales
     Liabilities secured by Liens
     Guarantee Obligations

     TOTAL:                                                         ___________

2.   CONSOLIDATED NET WORTH

3.   TOTAL CAPITAL
     (item 1 plus item 2)

4    Funded Debt to Total Capital
     (item 1 divided by item 3)                                     ________:1

     MAXIMUM RATIO ALLOWABLE PER COVENANT

                                 0.60 to 1.00"

SIGNATURE PAGE

December 10, 1996

YORK INTERNATIONAL CORPORATION


By: /S/ JAMES P CORCORAN
     TREASURER


NATIONAL WESTMINSTER BANK PLC


By: /S/ TIMOTHY G Y LOY
    ASSISTANT DIRECTOR